                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of March 29, 1999, by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("Parent"), and certain former shareholders of CityAuction, Inc., a California corporation (the "Company"), listed on the signature pages hereto (the "Shareholders").

     WHEREAS:

     A. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of January 8, 1999 (the "Reorganization Agreement"), by and among Parent, the Company, and Nero Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("Sub"), Sub is being merged with and into the Company (the "Merger"), with the Company being the surviving corporation.

     B. In connection with the Merger, the Shareholders shall receive shares (the "Shares") of Class B Common Stock of Parent, par value $.01 per share ("Parent Common Stock").

     C. The Reorganization Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholders certain rights to have their Shares registered under the Securities Act of 1933, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.  DEFINITIONS.
        -----------

        a. As used in this Agreement, the following terms shall have the following meanings:

            (i) "Lock-up Period" means the time period commencing on the closing date of Parent's initial public offering and expiring 180 days therefrom.

           (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (iii) "Registrable Securities" means the Shares and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Shares, provided, however, that such securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for Parent, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation such sale.

            (iv) "Registration Statement" means a registration statement of Parent under the 1933 Act.

        b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

    2.  REGISTRATION.
        ------------

        a. Parent shall prepare and file with the SEC a Registration Statement on Form S-1 (or, another appropriate form in the discretion of Parent as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities as soon as practicable following the Closing of the Merger.

        b. As a condition of Parent's efforts to file a Registration Statement, the Shareholders shall execute and deliver to Parent, in forms acceptable to Parent (i) agreements prohibiting the sale or other transfer of the Registrable Securities until the expiration of the Lock-up Period and (ii) agreements prohibiting the sale or other transfer of the Registrable Securities during periods outside of the trading windows applicable to the officers of Parent as set forth in Parent's Insider Trading Program adopted by Parent's Board of Directors.

    3.  OBLIGATIONS OF THE PARENT.
        -------------------------

    In connection with the registration of the Registrable Securities, Parent shall have the following obligations:

        a. Parent shall prepare promptly and file with the SEC a Registration Statement with respect to the Registrable Securities as provided in Section 2(a), and thereafter use its reasonable commercial efforts to cause such Registration Statement relating to Registrable Securities to become effective, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Shareholders) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the 1933 Act (the "Registration Period").

        b. Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

        c. Parent shall furnish to the Shareholders (i) promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by Parent, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholders. Parent will immediately notify the Shareholders by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. Parent will promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

        d. Parent shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Shareholders reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Parent shall not be
                                --------  -------
required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Parent undue expense or burden, or (e) make any change in its charter or bylaws.

        e. In the event the Shareholders select underwriters for the offering, Parent shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

        f. As promptly as practicable after becoming aware of such event, Parent shall notify the Shareholders of (x) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (y) the happening of any event, of which Parent has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (z) the occurrence or existence of any pending corporate development that, in the reasonable discretion of Parent, makes it appropriate to suspend the availability of the Registration Statement and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Shareholders, as the Shareholders may reasonably request; provided that, for not more than twenty (20) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period) (or 60 trading days in any 12 month period, in the case of an event described in clause (z) above that arises from an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction), Parent may delay the disclosure of material non-public information concerning Parent (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of Parent, the best interests of Parent (an "Allowed Delay"); provided, further, that Parent shall promptly (i) notify the Shareholders in writing of the existence of (but in no event, without the prior written consent of the Shareholders, shall Parent disclose to such Shareholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Shareholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, Parent shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

        g. Parent shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Shareholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

        h. Parent shall permit a single firm of counsel designated by the Shareholders to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Shareholders, the Shareholders' beneficial ownership of securities of Parent or the Shareholders' intended method of disposition of Registrable Securities shall conform to the information provided to Parent by each of the Shareholders.

        i. Parent shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by Parent are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq or, if not eligible for the Nasdaq on the Nasdaq SmallCap.

    4.  OBLIGATIONS OF THE SHAREHOLDERS.
        -------------------------------

    In connection with the registration of the Registrable Securities, the Shareholders shall have the following obligations:

        a. It shall be a condition precedent to the obligations of Parent to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Shareholders shall furnish to Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by them as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Parent may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, Parent shall notify the Shareholders of the information Parent requires from the Shareholders.

        b. The Shareholders, by their acceptance of the Registrable Securities, agree to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless the Shareholders have notified Parent in writing of the Shareholders' election to exclude all of their Registrable Securities from the Registration Statement.

        c. In the event the Shareholders determine to engage the services of an underwriter, the Shareholders agree to enter into and perform the Shareholders' obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

        d. The Shareholders agree that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3(f) or 3(g), the Shareholders will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by Parent, the Shareholders shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in the Shareholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        e. The Shareholders may not participate in any underwritten registration hereunder unless they (i) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by Parent, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agree to pay all underwriting discounts and commissions and any expenses in excess of those payable by Parent pursuant to Section 5 below.

    5.  EXPENSES OF REGISTRATION.
        ------------------------

    All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for Parent, and the reasonable fees and disbursements of one counsel selected by the Shareholders pursuant to Section 3(h) hereof, up to a maximum of [$20,000], shall be borne by Parent.

    6.  INDEMNIFICATION.
        ---------------

    In the event any Registrable Securities are included in a Registration Statement under this Agreement:

        a. To the extent permitted by law, Parent will indemnify, hold harmless and defend (i) each Shareholder who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Shareholder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Shareholders, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Parent files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by Parent of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, Parent shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Parent by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by Parent pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Parent, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by Parent pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

        b. In connection with any Registration Statement in which the Shareholders are participating, the Shareholders agree to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
Section 6(a), Parent, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls Parent within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Shareholder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to Parent by such Shareholder expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Shareholder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity
                                      --------  -------
agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent shall not be unreasonably withheld; provided, further, however, that the Shareholder shall be liable under this
--------  -------  -------
Agreement (including this Section 6(b)) for only that amount as does not exceed the net proceeds to such Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

        c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided,
                                                                     --------
however, that an Indemnified Person or Indemnified Party shall have the right to
-------
retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Shareholders, if the Shareholders are entitled to indemnification hereunder, or Parent, if Parent is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

    7.  AMENDMENT OF REGISTRATION RIGHTS.
        --------------------------------

    Provisions of this Agreement may be amended and the observance thereof may be waived only by the mutual written consent of Parent and the Shareholders.

    8.  MISCELLANEOUS.
        -------------

        a. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

    If to Parent:

    Ticketmaster Online - CitySearch, Inc.
    790 E. Colorado Blvd., Suite 200
    Pasadena, California  91101
    Attention:  Chief Executive Officer
    Facsimile:  (626) 405-9929

    With copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention:  John T. Sheridan
    Facsimile: (650) 496-4088

    If to the Shareholders: to the address set forth immediately below each Shareholder's name on the signature page to the Purchase Agreement. Each party shall provide notice to the other party of any change of its address.

        b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        c. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        d. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

        e. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

        f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        g. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By: /s/ Eric Lassila
   -----------------------------------
   Name: Eric Lassila

   Title: Managing Member

   Address: Charter Venture Capital
            525 University Ave.
            Palo Alto, CA 94301



               [Signature Page to Registration Rights Agreement]

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER
     GCA Investments 96

By: /s/ John B. Montgomery
   -----------------------------------
   Name: John B. Montgomery

   Title: General Partner

   Address: 1891 Landings Drive
            Mountain View, CA 94043



               [Signature Page to Registration Rights Agreement]

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By: /s/ John B. Montgomery
   -----------------------------------
   Name: John Montgomery

   Title:

   Address: 1780 Bay Laurel Drive
            Menlo Park, CA 94025


               [Signature Page to Registration Rights Agreement]

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By: /s/ Monica Lee
   -----------------------------------
   Name: Monica Lee

   Title: Director, Business Development

   Address: 2286 Jackson St. Apt. #8
            San Francisco, CA 94115



               [Signature Page to Registration Rights Agreement]

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By: /s/ Stephen Walther
   -----------------------------------
   Name: Stephen Walther

   Title: CTO

   Address: 995 Pine St. #204
            San Francisco, CA  94108


               [Signature Page to Registration Rights Agreement]

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By: /s/ Douglas McPherson
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By: /s/ Andrew Rebele
   -----------------------------------
   Name: Andrew Rebele

   Title:

   Address:



               [Signature Page to Registration Rights Agreement]


                                      -10-